AMENDED SCHEDULE A

dated as of February 27, 2023

to the Expense Limitation Agreement between Christian Brothers Investment Services, Inc. and Catholic Responsible Investments Funds

dated December 1, 2021

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

Name of Fund	Share Class	Maximum Annual Operating Expense Limit	Initial Term End Date
Catholic Responsible Investments Ultra Short Bond Fund	Institutional	0.35%	February 28, 2024
Catholic Responsible Investments Short Duration Bond Fund	Institutional	0.35%	February 28, 2024
Catholic Responsible Investments Bond Fund	Investor	0.37%	February 28, 2024
Catholic Responsible Investments Bond Fund	Institutional	0.37%	February 28, 2024
Catholic Responsible Investments Opportunistic Bond Fund	Investor	0.41%	February 28, 2024
Catholic Responsible Investments Opportunistic Bond Fund	Institutional	0.41%	February 28, 2024
Catholic Responsible Investments Equity Index Fund	Institutional	0.09%	February 28, 2024
Catholic Responsible Investments Small-Cap Fund	Institutional	0.31%	February 28, 2024
Catholic Responsible Investments Multi-Style US Equity Fund	Investor	0.69%	February 28, 2024
Catholic Responsible Investments Multi-Style US Equity Fund	Institutional	0.69%	February 28, 2024

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Catholic Responsible Investments International Equity Fund	Investor	0.84%	February 28, 2024
Catholic Responsible Investments International Equity Fund	Institutional	0.84%	February 28, 2024
Catholic Responsible Investments International Small-Cap Fund	Institutional	1.15%	February 28, 2024
Catholic Responsible Investments Magnus 45/55 Fund	Investor	0.00%	February 28, 2024
Catholic Responsible Investments Magnus 45/55 Fund	Institutional	0.00%	February 28, 2024
Catholic Responsible Investments Magnus 75/25 Fund	Investor	0.00%	February 28, 2024
Catholic Responsible Investments Magnus 75/25 Fund	Institutional	0.00%	February 28, 2024
Catholic Responsible Investments Magnus 60/40 Alpha Plus Fund	Investor	0.00%	February 28, 2024
Catholic Responsible Investments Magnus 60/40 Alpha Plus Fund	Institutional	0.00%	February 28, 2024
Catholic Responsible Investments Magnus 60/40 Beta Plus Fund	Investor	0.00%	February 28, 2024
Catholic Responsible Investments Magnus 60/40 Beta Plus Fund	Institutional	0.00%	February 28, 2024

ACKNOWLEDGED AND ACCEPTED BY

CATHOLIC RESPONSIBLE INVESTMENTS FUNDS,
on behalf of the series of the Trust set forth in Schedule A

/s/ Matthew M. Maher
Name: Matthew M. Maher
Title: Vice President & Secretary

A-2

CHRISTIAN BROTHERS INVESTMENT SERVICES, INC.

/s/ Paul Ainslie
Name: Paul Ainslie
Title: Secretary

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